                                                                    EXHIBIT 99.1

                             CORPORATE INFORMATION

CORPORATE ADDRESS
Seagate Technology
920 Disc Drive
Scotts Valley, CA 95066
831-438-6550
World Wide Web
http://www.seagate.com
http://www.seagatesoftware.com

GENERAL INFORMATION

For general information about Seagate's products and the locations of sales offices worldwide, call Pre-sales Support toll-free at 1-877-271-3285 for disc drives and 1-800-626-6637 for removable storage solutions.

SEAGATE INVESTOR RELATIONS

A new service designed to provide Seagate stockholders with more timely and cost-effective quarterly financial results replaces the customary mailing of Quarterly Reports to stockholders of record. Stockholders in the United States and Canada can listen to the latest quarterly results or arrange to receive a printed copy of the results via fax or the U.S. Postal Service by calling toll-free 1-877-SEG-NYSE (734-6973) anytime, day or night. Stockholders residing outside the United States and Canada should call 1-760-704-4368.

STOCK TRADING
NYSE
Symbol: SEG

TRANSFER AGENT & REGISTRAR
Harris Trust Company of California
c/o Harris Trust & Savings Bank
311 West Monroe Street
Eleventh Floor
Chicago, IL 60606
1-800-554-3406

SEC FORM 10-K

A copy of the exhibits and schedule to Seagate Technology's Form 10-k report filed with the Securities and Exchange Commission is available upon request without charge by writing to:

Investor Relations
Seagate Technology
920 Disc Drive
Scotts Valley, CA 95066
831-438-6550